NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD APRIL 22, 1998

TO THE SHAREHOLDERS OF ONE AMERICAN CORP.

     NOTICE IS HEREBY GIVEN that, pursuant to the By-laws of One American Corp. (the "Company") and the call of its Board of Directors, the 1998 Annual Meeting of Shareholders of One American Corp. (the "Meeting") will be held on Wednesday, April 22, 1998 at 6:30 p.m., at the Main Office of First
American Bank and Trust (the "Bank"), 2785 Hwy. 20 West, Vacherie, Louisiana 70090, for the purpose of considering and voting upon the following matters:

     1. A proposal to effectuate a two-for-one stock split of the Common Stock of the Company and, in connection therewith, to amend the articles of incorporation of the Company to decrease the par value of each share of common stock to $2.50..

     2.   Election of Directors.

          Electing  the following five (5) Class I directors
          to   serve  until  the  2001  Annual  Meeting   of
          Shareholders   and  until  their  successors   are
          elected and qualified:

             Craig G. Brazan            Clarence J. Savoie, II
             Michael J. Cazenave        Albert J. Waguespack
             Dean T. Falgoust

      3. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on March 11, 1998, as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting.

                              By   Order  of  the  Board  of
                              Directors
                              /s/ Gloria A. Kliebert
                              Gloria A. Kliebert, Secretary

Dated March 25, 1998

      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. IF YOU DO ATTEND THE MEETING IN PERSON YOUR PROXY WOULD BE RELEASED TO YOU AT YOUR REQUEST.

                       ONE AMERICAN CORP.

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS

                         APRIL 22, 1998

                          INTRODUCTION

      This Proxy Statement is submitted in connection with the solicitation of Proxies by the Board of Directors of One American Corp. (the "Company") for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, April 22, 1998, at 6:30 P.M., at the Main Office of First American Bank and Trust (the "Bank") at 2785 Hwy. 20 West, Vacherie, Louisiana
70090, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about March 25, 1998.

                       PROXY SOLICITATION

      The matters to be considered and voted upon at the Meeting will be:

      (1) Stock Split Proposal. To act upon a proposal to effectuate a two-for-one stock split of the Common Stock of the Company and, in connection therewith, to amend the articles of incorporation of the Company to decrease the par value of each share of common stock to $2.50.

      (2) Election of Directors. Electing five (5) Class I directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. The persons whose names will be placed in nomination at the meeting for the available seats on the Board of Directors are.


             Craig G. Brazan            Clarence J. Savoie, II
             Michael J. Cazenave        Albert J. Waguespack
             Dean T. Falgoust


      (3) Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and its subsidiaries may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities.

      A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by notifying Ms. Gloria A. Kliebert, Secretary, One American Corp., Post Office Box 550, Vacherie, Louisiana 70090, in writing, prior to the beginning of the Meeting. In addition, the powers of the Proxy Holders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified on the Proxy. If no instruction is specified in your Proxy with respect to any proposal to be acted upon, the shares represented by your executed Proxy will be voted in favor of the proposal listed on the Proxy. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Company's Board of Directors.

          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      There were issued and outstanding 1,351,090 shares of the Company's Common Stock on March 11, 1998, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of the Company's Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Company as of the Record Date.

      Management of the Company knows of no persons who owns, beneficially or of record, either individually or together with associates, 5% or more of the outstanding shares of the Company's Common Stock. The following table sets forth, as of March 11, 1998, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by each of the Company's directors and nominees for directors, principal shareholders, and executive officers, and by the directors and executive officers of the Company as a group. Management is not aware of any arrangements that may, at a subsequent date, result in a change of control of the Company.

         Name Of              Amount and          Percent
                                Nature
     Beneficial Owner        of Beneficial        of Class
                               Ownership            (1)

Frank J. Bourgeois                 11,950           0.88
Craig G. Brazan                    28,902(2)        2.14
E. V. Cazenave, Jr.                37,220           2.75
Michael J. Cazenave                14,582           1.08
A. Earle Cefalu, Jr.                1,060           0.08
Dean T. Falgoust                   32,545(3)        2.41
J. B. Falgoust                     55,441           4.10
Preston L. Falgoust                11,430           0.85
Marcel T. Graugnard, Jr.           22,490           1.66
Honora F. Gravois                   8,450           0.63
Ozane J. Gravois, III               3,840           0.28
Gloria A. Kliebert                 12,105           0.90
Anthony J. Nobile                  10,480           0.78
Carl J. Poche, M.D.                14,080           1.04
Clarence J. Savoie, II                740           0.05
David J. Vial, M.D.                15,600(4)        1.15
Craig A. Vitrano, M.D.             15,375(5)        1.14
Albert J. Waguespack               16,290           1.21
Directors and Executive
Officers
of the Company as a Group
(21 persons)                      316,004          23.38

  (1)  Based upon 1,351,550 shares presently outstanding.
  (2) Includes 13,817 shares subject to the usufruct of his mother, Mrs. Mercedes B. Brazan.
  (3) Includes 1,250 shares held for the benefit of his minor children.
  (4) Includes 14,500 shares held in the name of Mercy Clinic Corporation - Money Purchase Pension Plan for the benefit of David J. Vial, M.D.
  (5) Includes 3,000 shares held for the benefit of his minor children.

                      STOCK SPLIT PROPOSAL

      The Board of Directors unanimously recommends that the shareholders authorize a two-for-one stock split of all of the Common Stock of the Company issued and outstanding on April 22, 1998, and, in connection therewith, adopt an amendment (the "Amendment") to ARTICLE FOUR of the Company's Restated Articles of Incorporation, as amended (the "Articles"), to restate the par value of the Company's Common Stock at $2.50 per share. The text of Article Four is set forth below.

                      ARTICLE FOUR:  STOCK

                The  Corporation is authorized to issue
          one  class  of  shares to  be  designated  as
          "common".   The total number of shares  which
          the  Corporation is authorized  to  issue  is
          10,000,000 shares and the par value  of  each
          share  is  $2.50.   Shares  redeemed  by  the
          Corporation shall be restored to the status of authorized but unissued shares of the Corporation.


      The stock split will not change the shareholders' equity or interest in the Company, and the book value of two shares immediately after the split would be equal to the book value of one share immediately before the split. The par value of the stock will be restated to $2.50 per share as a result of the stock split. If the Stock Split Proposal is approved, each of the shares outstanding on the record date of the Stock Split and each of the shares then authorized will be converted into two shares.

      The Annual Report to Shareholders of the Company for the year 1997, which was mailed to the shareholders with this proxy, includes the financial statements of the Company. The net income per share, after considering the effect of the stock split, would be $1.50 for the year ended December 31, 1997, $1.87 for the year ended December 31, 1996, and $1.94 for the year ended December 31, 1995. The dividends per share paid for these respective periods would also be restated and would be reflected as $0.63, $0.53, and $0.33 respectively.

     The Board of Directors believes that the stock split and the resulting reduction in the market price of the Common Stock should result in a broadening of public interest and a greater availability of shares with the expectation that the share would trade more frequently. Although the impact on the market price of the shares cannot be predicted with certainty, it is likely that the stock split would initially result in the price of each share of Common Stock being approximately one-half of that previously prevailing and that the aggregate market price of all shares held by a particular stockholder should remain the same.

      If the Stock Split Proposal is adopted by the Company's shareholders, it is expected that it will become effective May 8, 1998, the anticipated date upon which the Amendment to the Articles would be filed with the Secretary of State of Louisiana. Holders of record of the Company's Common Stock at the close of business on May 8, 1998 will be entitled to receive one share of Common Stock in addition to each such share then held. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO SURRENDER THEIR PRESENT STOCK CERTIFICATES, EACH OF WHICH WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES. Certificates representing the additional shares of stock to which holders are entitled as a result of the stock split are expected to be mailed to shareholders by May 31, 1998.

       Adoption   of  the  Stock  Split  Proposal  requires   the
affirmative  vote of the holders of a majority of the outstanding
Common Stock.

      The Board of Directors unanimously recommends a vote "FOR" the approval of the Stock Split Proposal.

                      ELECTION OF DIRECTORS

      The Company's By-laws provide that the number of directors of the Company shall initially consist of the number of directors
(12) named in the Articles of Incorporation. Thereafter, the number of directors which constitute the entire Board shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one.

      Section 3.13 of the Company's By-laws provides for certain limitations for qualifying as a director. The limitations for qualifying as a director provide that a nominee for director shall not have reached the age of seventy (70). Also, any nominee for director must be actively engaged in a business or professional activity regardless of age. This year there is one current board member who does not qualify to be a director pursuant to section 3.13 of the By-laws. That director is Mr. J.
B. Falgoust. Although Mr. J. B. Falgoust does not qualify to be nominated as a director, the Company has made arrangements to hire him in an advisory capacity.

      The Board of Directors has fixed the number of Class I directors to be elected at this Meeting at five (5). The persons named below will be nominated for election as Class I directors at the Meeting to serve until the 2001 Annual Meeting of Shareholders, and until their successors are elected and have qualified. Cumulative voting for the election of directors is prohibited by the Company's Articles of Incorporation. It is intended that the shares in respect of which proxies are given pursuant to this solicitation will be voted "For" the election as Class I directors of all 5 persons listed below as nominees, unless a shareholder specifies in his Proxy that authority to vote for the election of directors is withheld. In the event that any nominee should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve if elected.

      The following table sets forth the names of and certain information as of March 11, 1998, concerning the persons to be nominated by the Board of Directors for election as Class I
Directors of the Company:

                         CLASS I DIRECTORS
                                                          First
   Name and Title               Principal Occupation      Year
 Other Than Director     Age    During Past Five Years    Appointed
                                                          Director

Craig G. Brazan          43    Petroleum Engineer             1986
                               Marathon Oil Company

Michael J. Cazenave      44    Pharmacist                     1992
Audit Committee                Eckerd Drugs
EDP Committee

                                                          First
   Name and Title               Principal Occupation      Year
 Other Than Director     Age    During Past Five Years    Appointed
                                                          Director

Dean T. Falgoust         39    Attorney                       1992
Audit Committee                Freeport-McMoRan Copper
                               and Gold Inc.
                               McMoRan Oil & Gas Company
                               FM Properties Inc.

Clarence J. Savoie, II   50    Engineer                         -
                               C.J. Savoie, Consulting
                               Engineers, Inc.

Albert J. Waguespack     67    Oil Distributor and Farmer     1993
Audit Committee                Waguespack Oil Co. and AJW
                               Farms

      The aforementioned nominees for director includes one individual who has not previously served on the Company's Board of Directors, namely, Mr. Clarence J. Savoie, II. Mr. Savoie is the president and chief executive officer of C.J. Savoie, Consulting Engineers, Inc. located in Assumption Parish. Mr. Savoie also serves as parish engineer for Assumption and St. John the Baptist Parishes. He previously served as Chairman of the Board of Directors of the former Assumption Bank and Trust.

      All of the nominees named above, other than Mr. Clarence J. Savoie, II have served as members of the Company's Board of Directors for the past year and will continue to serve if elected at the Meeting until the term for which they are elected will expire and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company or the Bank acting within their capacities as such. The following family relationships exists between the directors, nominees and executive officers of the Company: Messrs. E. V. Cazenave, Jr. is the uncle of Michael J. Cazenave; Dean T. Falgoust is the brother of Ronald J. Falgoust, the Executive Vice President. No director or officer of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

      The following is a table of the other directors whose terms do not expire until either the year 1999 or 2000.

             CLASS II DIRECTORS Term expires in 1999
                                                          First
   Name and Title               Principal Occupation      Year
 Other Than Director     Age    During Past Five Years    Appointed
                                                          Director

E. V. Cazenave, Jr.      69     President                      1986
Audit Committee                 Cazenave Motor Company, Inc.

                                                          First
   Name and Title               Principal Occupation       Year
 Other Than Director     Age    During Past Five Years     Appointed
                                                          Director

Preston L. Falgoust      64     Retailer                       1982
                                Chauvin Business Systems, Inc.
                                Formerly engaged in farming

Marcel T. Graugnard, Jr. 47     Retailer                       1982
                                President, Graugnard, Inc.

Ozane J. Gravois, III    42     Farming                        1996
                                Gravois Farms

David J. Vial, M.D.      69     Surgeon                        1991
                                Coroner of St. Charles

Frank J. Bourgeois       49     Banking                        1997
Senior Executive                First American Bank and Trust
Vice President
EDP Committee

A. Earle Cefalu, Jr.     60     Automotive Dealer              1997
                                Hood-Cefalu Company, Inc.

Honora F. Gravois        68     Contractor                     1993
                                President, M & H Builders, Inc.

Gloria A. Kliebert       60     Banking                        1997
Senior Vice                     First American Bank and Trust
President
EDP Committee

Anthony J. Nobile        50     Attorney                       1992
EDP Committee                   Martin, Himel, Peytavin &
                                Nobile

Carl J. Poche, M.D.      65     Physician                      1986
                                Coroner of St. James Parish

                       DIRECTORS' MEETINGS AND FEES

      The  Company's Board of Directors met six (6) times  during
1997.   All  directors  attended  at  least  75  percent  of  the
Company's Board of Directors meetings.

      There were no standing committees of the Company's Board of Directors in 1997. However, the Bank, the major subsidiary of the Company, had a standing Audit Committee, Loan Committee, EDP Steering Committee, Compensation Committee, Retirement Committee, and the Strategic Business Plan Committee on which certain members of the Company's Board of Directors served. During 1997, the Board of Directors of the Bank met thirteen (13) times, the Compensation Committee met one (1) time, the Audit Committee met three (3) times, the Loan Committee met twelve (12) times, the Strategic Business Plan Committee met four (4) times, and the EDP Steering Committee met six (6) times.

      Members of the Company's Board of Directors are compensated $175 for each meeting attended, $500 for each Bank Board meeting attended and $275 for each Bank Committee meeting attended, except for the Loan Committee which receive $450 for each meeting attended.

               REMUNERATION OF EXECUTIVE OFFICERS

      No executive officer of the Company received remuneration during 1997, except in his/her capacity as a director or executive officer of the Bank. The following information is furnished with respect to cash and cash-equivalent forms of remuneration from the Bank paid or accrued in 1997 to (i) each of the highest paid executive officers of the Company for whom such remuneration exceeded $100,000, and (ii) all executive officers of the Company, as a group. The figures set forth below are for the full fiscal year of 1997.

                     CASH COMPENSATION TABLE
     Name and                                         Other Annual
Principal Position          Year      Salary    Bonus Compensation(1)

J. B. Falgoust, Chairman    1997     $221,596  $1,525     --
                            1996      190,494  14,537
                            1995      175,512  18,234

Frank J. Bourgeois(2),      1997      117,426     300     --
President and CEO           1996       97,571   6,030

Executive Officers          1997      608,711   3,025     --
as a group(3)               1996      475,132  31,979
                            1995      330,091  30,342

(1) The Company (or the Bank) does not provide any other compensation or personal benefits in excess of the lesser of (a) 10% of such person's compensation reported above or (b) $25,000 to any of its principal officers.
(2) Mr. Frank J. Bourgeois remuneration did not exceed $100,000 for the year 1995.
(3) For the year 1995, includes 3 persons. For the year 1996 includes 5 persons. For the year 1997 includes 6 persons.

                          PENSION PLAN

      The Bank adopted a retirement plan for employees in 1965. Contributions under the Bank's actuarial retirement plan are not included in the Cash Compensation Table because contributions for specified persons cannot readily be separated or individually calculated by the actuary for the plan. For the year 1997, the Bank contributed $61,117 to this retirement plan. Remuneration under the plan is defined as the base pay of those employees who have reached age 21 and who have completed one year of service providing that the employees complete 1,000 hours of service per year. The normal retirement date is the first day of the month coincident with or next following age 65. Monthly income for retirement on the normal retirement date is based on the following benefit formula.

     BENEFIT  FORMULA:  Monthly retirement income  equal  to
     (a) 2.35% of final average monthly compensation multiplied by the number of years of credited service, not in excess of 15 years, (b) 1.25% of final average monthly compensation multiplied by the number of years of credited service over 15 years but less than 35 years, and (c) 0.65% of final average monthly compensation in excess of covered compensation multiplied by the number of years of credited service up to 35 years.

      The estimated annual benefit payable upon retirement at normal retirement age for Mr. J. B. Falgoust is $116,783 plus an estimated $17,926 from Social Security for a total of $134,709. Mr. J. B. Falgoust has been employed since 1951 with the Bank and is currently age 70 and has been employed with the Bank for a forty-six (46) year period.

      The estimated annual benefit payable upon retirement at normal retirement age for Mr. Frank J. Bourgeois is $57,374 plus an estimated $16,656 from Social Security for a total of $74,030. Mr. Frank J. Bourgeois has been employed since 1969 with the Bank and is currently age 48 and has been employed with the Bank for a twenty-eight (28) year period.

                  TRANSACTIONS WITH MANAGEMENT

      All of the directors and executive officers of the Company (who serve in the same capacity with the Bank) and the companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The highest amount of loans at any time during 1997 to directors, officers, and their related interests was $5,388,761, which represented 16.16% of the Bank's equity capital accounts at such time. As of December 31, 1997, the amount of such loans outstanding was $5,067,503 which represented 14.73% of the Bank's equity capital accounts. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and executive officers as a group, loans to individual directors and officers must comply with the Bank's lending policies and statutory lending limits.

      Since January 1, 1997, and for some time prior thereto, the Company and the Bank have engaged the law firm of Martin, Himel, Peytavin & Nobile to provide general legal advice and services. Mr. Anthony Nobile, a director of the Company and the Bank, is an attorney and partner in the law firm. During 1997, the firm received $32,583 for legal services rendered to the Company. Mr. Dean T. Falgoust, an attorney and director, has also provided the

Company and the Bank with legal advice from time to time during 1997.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Bank's Board of Directors consists of Messrs. Frank J. Bourgeois, E. V. Cazenave, Jr., Dean
T. Falgoust, J. B. Falgoust, Preston L. Falgoust, Marcel T. Graugnard, Jr., Gloria A. Kliebert, Carl J. Poche, and Albert J. Waguespack. Mr. J. B. Falgoust is the Chairman of the Company and the father of Dean T. Falgoust; however, they do not participate in any deliberations of the Committee concerning the Chairman's compensation. Mr. J. B. Falgoust is the father of and Dean T. Falgoust is the brother of Ronald J. Falgoust, the Executive Vice President; however, they do not participate in any deliberations of the Committee concerning the Executive Vice President's compensation. Mr. Frank J. Bourgeois is the President and Chief Executive Officer of the Caompany, however he does not participate in any deliberation of the Committee concering the Chief Executive Officer's compensation. Ms. Gloria
A. Kilibert is the Senior Vice President of the Company, however, she does not participate in any deliberation of the Committee concerning the Senior Vice President's compensation.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of the Bank meets once or twice each year to set the salaries of the senior executives and other personnel of the Bank. In determining the salary payable to the executives of the Bank, the Committee reviews the performance of the Bank and the executives during the last fiscal year in setting the salaries for the following fiscal year. In the process of determining the proper salary adjustments for the executive officers, the Committee reviews the performance of the Bank with that of banks of similar size as reported to it by the Federal Deposit Insurance Corporation. The Committee also reviews salary surveys of other similar size institutions published by the Louisiana Bankers Association and other similar trade organizations. During 1994, the Committee implemented a performance based compensation system for the Company designed to reward employees and executive officers based on individual performance and the profitability of the Bank. The following directors served on the Compensation
Committee:

              Frank J. Bourgeois        Marcel T. Graugnard, Jr.
              E. V. Cazenave, Jr.       Gloria Kliebert
              Dean T. Falgoust          Carl J. Poche
              J. B. Falgoust            Albert J. Waguespack
              Preston L. Falgoust

                        PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on the shares of the Company with the cumulative total return of the NASDAQ Stock Market Index for U. S. companies and the NASDAQ Index for Bank Stocks for the five-year period ending December 31, 1997. The graph assumes that $100 was invested on January 1, 1992, in Company Common Stock and the two indices presented, and that dividends on the Company's Common Stock were reinvested in Company Common Stock. The cumulative total return on the Company's Common Stock for this five-year period was 375%. The cumulative total returns for all U. S. stocks quoted on the NASDAQ Stock Market and for all bank stocks quoted on the NASDAQ Stock Market for the same five-year period as measured by the above indices were approximately 291% and 132%, respectively.

                        PERFORMANCE GRAPH

    [The performance graph is located here in the paper form]

                        1992   1993   1994    1995   1996   1997
     One American Corp. $100   $135   $224    $366   $443   $475
     NASDAQ Banks       $100   $129   $131    $189   $239   $391
     NASDAQ Stocks      $100   $115   $111    $155   $191   $232

                     INDEPENDENT ACCOUNTANTS

      The firm of Hannis T. Bourgeois, L.L.P., Baton Rouge, Louisiana, served as independent certified public accountants for the Company and the Bank with respect to the year 1997, and has been selected to be the Company's independent certified public accountants for 1998. All services rendered were approved by the Bank's Audit Committee, which has determined the firm of Hannis
T. Bourgeois, L.L.P. to be independent. It is expected that one or more representatives of Hannis T. Bourgeois, L.L.P. will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

                          ANNUAL REPORT

      Copies of the Annual Report for the year ended December 31, 1997, have been forwarded to you prior to or simultaneously with this Proxy Statement. Additional copies of this report and copies of the Company's 10K report are available upon request to the Secretary.

                      SHAREHOLDER PROPOSALS

      The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's
1999 Annual Meeting of Shareholders is December 31, 1998.

                          OTHER MATTERS

      Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.


                                        ONE AMERICAN CORP.
                                        /s/ Gloria A. Kliebert
                                        Gloria A. Kliebert
                                        Secretary

Dated:  March 25, 1998